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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): February 25, 2004

                                        SOUTHERN CALIFORNIA EDISON COMPANY
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-2313                              95-1240335
        (State or other jurisdiction                 (Commission                         (I.R.S. Employer
              of incorporation)                     File Number)                        Identification No.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-1212
                               (Registrant's telephone number, including area code)

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Items 1 through 4 and 6 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based on knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Southern California Edison Company.  Southern California Edison
Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.  Other Events.

Mountainview Acquisition

         On July 17, 2003, Southern California Edison Company (SCE) signed an option agreement with Sequoia
Generating LLC, a subsidiary of InterGen, to acquire Mountainview Power Company LLC, the owner of a new
1,054-megawatt, combined-cycle, natural gas-fired power plant currently being developed in Redlands, California.
Mountainview Power Company LLC would sell all the output of the power plant to SCE pursuant to a 30-year tolling power-purchase agreement.  The power-purchase agreement would be a cost-based contract providing for recovery of investment, fixed and variable costs, and a regulated rate of return, over the 30-year life of the contract.  On
December 18, 2003, the California Public Utilities Commission (CPUC) approved the Mountainview power-purchase agreement, subject to SCE receiving a Federal Energy Regulatory Commission (FERC) decision approving the agreement without any modifications that would have potential rate impacts.  On February 25, 2004, the FERC granted conditional approval of the Mountainview power-purchase agreement.  On March 1, 2004, a CPUC administrative law judge issued a proposed decision that would accept the conditions in the FERC approval of the power-purchase agreement.  The matter is scheduled to be considered by the CPUC at its meeting on March 16, 2004;
and parties may file comments by March 9.

         On February 28, 2004, SCE exercised its option to purchase Mountainview Power LLC.  SCE currently anticipates that it will close the purchase before the end of March 2004 and recommence construction of the project immediately thereafter.  SCE estimates that the project will be completed in March 2006 at a cost of approximately $600 million, excluding financing costs.  SCE expects to finance the capital costs of the project with debt and equity at the utility level consistent with SCE's authorized capital structure.

San Onofre Steam Generator Replacement

         SCE operates and owns approximately 75% of Units 2 and 3 at the San Onofre nuclear generating station.
Like other nuclear power plants with steam generators of the same design and material properties, San Onofre
Units 2 and 3 have experienced degradation in their steam generators.  Based on industry experience and SCE's analysis of recent inspection data, SCE has determined that the existing San Onofre Units 2 and 3 steam generators may not enable continued reliable operation of the units beyond their scheduled refueling outages in 2009-2010.  SCE currently estimates that the cost of replacing the steam generators would be about $680 million.  If the other plant co-owners pay their proportionate shares of the costs, SCE's 75% share would be about $510 million.  However, the co-owners have not approved the steam generator replacement project.
To obtain timely delivery of replacement steam generators, SCE will need to enter into certain commitments in
2004.  On February 27, 2004, SCE filed an application with the CPUC seeking a finding that it is reasonable for
SCE to invest its share of the costs of replacing the San Onofre Unit 2 and 3 steam generators.  If the CPUC finds investment in the steam generators to be reasonable and cost effective, the investment should be reflected in SCE's retail rates for recovery over the remaining useful life of the plants.  SCE currently does not expect that it would proceed with replacement of the San Onofre Unit 2 and 3 steam generators without CPUC approval of reasonable cost recovery.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SOUTHERN CALIFORNIA EDISON COMPANY
                                            (Registrant)

                                            /S/ KENNETH S. STEWART
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                                            KENNETH S. STEWART
                                            Assistant General Counsel and Assistant Secretary

DATE:  March 2, 2004